Exhibit 10.21

Triple Net Lease

PARTIES

This Lease, executed in duplicate at Palo Alto, California, this 15th day of January, 2013, by and between Embarcadero Joint Venture, a California general partnership, and D-Wave Systems Inc., a Canadian corporation, hereinafter referred to respectively as “Lessor” and “Lessee”, without regard to number or gender,

PREMISES

1.    WITNESSETH: That Lessor hereby leases to Lessee, and Lessee hires from Lessor those certain premises, hereinafter referred to as “the Premises,” situated in the City of Palo Alto, County of Santa Clara, State of California, and more particularly described as an approximate 6,000 square foot light industrial unit within an approximate 18,000 square foot freestanding light industrial building (“Building”) which unit is commonly known as 2650 East Bayshore Road. The Premises shall include the Lessee’s non-exclusive use of the driveways and twenty-four undesignated on-site parking spaces.

USE

2.    The Premises shall be used and occupied by Lessee solely for general office, research & development, fabrication and testing of quantum computing technologies, including coating of wafers, software development and legal uses incidental thereto and for no other purpose without the prior written consent of Lessor.

TERM

3.    The term shall be for sixty-three (63) months, commencing on the first day of February, 2013 (the “Commencement Date”), and ending on the last day of April, 2018.

RENTAL

4.    Base Monthly Rent shall be payable to the Lessor without defense, deduction or offset at the address set forth in paragraph 23 below, or at such other place or places as may be designated from time to time by the Lessor, in the following amounts:

Upon execution hereof, Eleven Thousand Four Hundred and No/100ths Dollars ($11,400.00) shall be due as Base Monthly Rent for May, 2013. Base Monthly Rent for the months of February, March and April 2013 shall be abated. Commencing June 1, 2013 and on the first day of each succeeding month to and including January 1, 2014, Eleven Thousand Four Hundred and No/100ths Dollars ($11,400.00) shall be due. Commencing February 1, 2014 and on the first day of each succeeding month to and including January 1, 2015, Eleven Thousand Seven Hundred Forty Two and No/100ths Dollars ($11,742.00) shall be due. Commencing February 1, 2015 and on the first day of each succeeding month to and including January 1, 2016, Twelve Thousand Ninety Four and 26/100ths Dollars ($12,094.26) shall be due. Commencing February 1, 2016 and on the first day of each succeeding month to and including January 1, 2017, Twelve Thousand Four Hundred Fifty Seven and 09/100ths Dollars ($12,457.09) shall be due.

Commencing February 1, 2017 and on the first day of each succeeding month to and including January 1, 2018, Twelve Thousand Eight Hundred Thirty and 80/100ths Dollars ($12,830.80) shall be due. Commencing February 1, 2018 and on the first day of each succeeding month to and including April 1, 2018, Thirteen Thousand Two Hundred Fifteen and 72/100ths Dollars ($13,215.72) shall be due.

Base Monthly Rent shall be paid monthly in advance. In addition, Lessee shall pay to Lessor with the Base Monthly Rent, as additional rent, a monthly management fee equal to three percent (3%) of the Base Monthly Rent. All other costs and charges payable by Lessee in accordance with the terms of this Lease (including but not limited to property taxes, insurance premiums and maintenance costs) shall be deemed to be additional rent. An estimate of the known, recurring expenses for the 2012 calendar year is attached hereto as Exhibit A. See Exhibit A.

SECURITY DEPOSIT

5.    Lessee has deposited with Lessor $38,490.00 as security for the full and faithful performance of each and every term, provision, covenant and condition of this Lease. In the event Lessee defaults in respect of any of the terms, provisions, covenants or conditions of this Lease, including, but not limited to the payment of rent, and such default has not been cured by Lessee within any applicable cure period specified in this Lease, Lessor may use, apply or retain the whole or any part of such security for the payment of any rent in default or for any other sum which Lessor may spend or be required to spend by reason of Lessee’s uncured default. If Lessor uses any portion of the security deposit to cure any default by Lessee hereunder, Lessee shall replenish the security deposit to the original amount within ten (10) days of written notice from Lessor. Lessee’s failure to do so shall constitute a material breach of this Lease as well as an “Event of Default”. Should no Event of Default exist as of the expiration of the term of this Lease, the security or any balance thereof shall be returned to Lessee or, at the option of Lessor, to the last assignee of Lessee’s interest in this Lease within thirty (30) days after the expiration of the term hereof or after Lessee has vacated the Premises, whichever is later. Lessee shall not be entitled to any interest on said security deposit. Lessor shall not be required to keep the aforesaid deposit in a separate account but may commingle said funds with Lessor’s other accounts.

Subject to the foregoing, and provided that no Event of Default has occurred, Lessor shall, upon Lessor’s receipt of the twenty-fourth month of paid Base Monthly Rent, return one-third of the security deposit ($12,830) to Lessee, and shall do likewise upon receipt of the thirty-sixth month of paid Base Monthly rent, retaining the remaining one-third through the balance of the Lease term.

POSSESSION

6.    If Lessor, for any reason whatsoever, cannot deliver possession of the Premises to Lessee on the Commencement Date, as hereinbefore specified, this Lease shall not be void or voidable, nor shall Lessor, or Lessor’s agents, be liable to Lessee for any loss or damage resulting therefrom; but in that event the commencement and termination dates of the Lease and all other dates affected thereby shall be revised to conform to the date of

Lessor’s delivery of possession. Notwithstanding the foregoing, if the period of delay of delivery exceeds thirty (30) days, Lessee, at its option, may declare this Lease null and void by notice to Lessor at any time prior to delivery of the Premises. See Paragraph 37.

ACCEPTANCE OF PREMISES AND CONSENT TO SURRENDER

7.    By entry hereunder, the Lessee accepts the Premises from Lessor in its “as is”, “where is” condition. Lessor has made no representations or warranties respecting the Premises and Lessee has investigated and inspected the Premises and has satisfied itself that the Premises are suitable for the Lessee’s intended use thereof and are in compliance with applicable laws and codes as of the Commencement Date; provided, however, Lessor hereby warrants that it shall repair any material defects in the roof covering, HVAC, electrical and plumbing systems existing as of the commencement of the Lease, provided Lessee gives Lessor written notice specifying such defects in reasonable detail within sixty (60) days following Lease Commencement. Except as otherwise set forth in paragraph 38 of this Lease, Lessor shall have no obligation to contribute toward any improvements to the Premises whatsoever. The Lessee agrees on the last day of the term hereof, or on sooner termination of this Lease, to surrender to Lessor the Premises, which shall, except as otherwise provided in paragraph 9 below, include all alterations, additions, and improvements which may have been made in, to, or on the Premises by Lessor or Lessee, in the same good condition as at Lessee’s entry into the Premises excepting for such wear and tear as would be normal for the period of the Lessee’s occupancy. The Lessee, on or before the end of the term or sooner termination of this Lease, shall remove all Lessee’s personal property and trade fixtures from the Premises and all property not so removed shall be deemed to be abandoned by the Lessee. If the Premises are not surrendered at the end of the term or sooner termination of this Lease, the Lessee shall indemnify the Lessor against loss or liability resulting from delay by the Lessee in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. See Paragraph 38.

USES PROHIBITED

8.    Lessee shall not commit, or suffer to be committed, any waste upon the Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the buildings in which the Premises may be located, or allow any sale by auction upon the Premises, or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, or place any loads upon the floor, walls, or roof which endanger the structure, or place any harmful liquids in the drainage system of the building. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside of the building proper. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside of the buildings proper, and except as otherwise expressly provided herein, Lessee shall conduct all activities indoors.

ALTERATIONS AND ADDITIONS

9.    Lessee shall make no alterations, additions or improvements to the Premises or any part thereof (collectively “Alterations”) without first obtaining the prior written consent of the Lessor. All Alterations shall be in accordance with plans and specifications approved by Lessor and shall be carried out by a reputable licensed contractor and in compliance with all applicable laws, codes, rules and regulations. The Lessor may impose as a condition to the aforesaid consent such additional reasonable requirements as Lessor may deem necessary in Lessor’s sole discretion, including without limitation requirements respecting the manner in which the work is done, Lessor’s right of approval of the contractor by whom the work is to be performed, and the times during which it is to be accomplished. Upon written request of Lessor prior to the expiration or earlier termination of the Lease, Lessee will remove any or all Alterations installed by or for Lessee. All Alterations not specified to be removed shall at the expiration of earlier termination of the Lease become the property of the Lessor and remain upon and be surrendered with the Premises. All movable furniture, business and trade fixtures, and machinery and equipment shall remain the property of the Lessee and may be removed by the Lessee at any time during the Lease term. Items which are not to be deemed as movable furniture, business and trade fixtures, or machinery and equipment shall include heating, lighting, electrical systems, air conditioning, partitioning, carpeting, or any other installation which has become an integral part of the Premises. The Lessee will give the Lessor five (5) business days notice prior to the commencement of any Alterations work and will at all times permit notices of non-responsibility to be posted and to remain posted until the completion of Alterations. See Paragraph 38.

MAINTENANCE OF PREMISES AND OPERATING EXPENSES

10.    Lessee shall, at Lessee’s sole cost, keep and maintain the Premises and appurtenances and every part thereof, including but not limited to the glass and glazing, plumbing, and electrical systems, any store front and all components of the interior of the Premises in good order, condition, and repair. Lessor shall, at Lessor’s cost and expense, maintain the structural integrity of the exterior walls, and structural portions of the roof, foundations and floors, plumbing to main water and sewer lines and electricity from electrical panel to service line, except that Lessee shall pay, as additional rent, the cost of any repairs or replacements thereto necessitated by the negligence or wrongful act of the Lessee or Lessee’s agents or employees. Lessor shall, at Lessee’s expense (but subject to reimbursement by Lessee as provided below), maintain, repair and (if necessary in the judgment of Lessor’s experts) replace the roof covering, HVAC system, landscaping, sidewalks, parking lot surface, any fire monitoring systems, and exterior paint (“Lessor’s Maintenance Services”) during the term of this Lease, as may be extended.

In addition to Base Rent, Lessee shall pay to Lessor Property Taxes, Insurance and Operating expenses and charges payable by Lessee in accordance with the terms of this Lease (including but not limited to property taxes, insurance premiums and maintenance costs) that shall be deemed to be additional rent. An estimate of the known, recurring expenses charged to each Tenant on pro-rata bases for the 2012 calendar year is attached hereto as Exhibit A. See Exhibit A.

Lessee shall reimburse Lessor as Additional Rent, Lessee’s pro rata share of the cost incurred by Lessor in performing Lessor’s Maintenance Services, within thirty (30) days after receipt of invoice from Lessor; provided, however, that (except where replacement of the parking lot surface, landscaping, roof covering or HVAC system components are necessitated by the acts of the Lessee or Lessee’s agents or employees, in which event Lessee shall pay the costs thereof in a lump sum on demand), costs of replacement (as opposed to repair) of the foregoing shall be amortized over the useful life thereof, and Lessee shall pay Lessor as Additional Rent a monthly payment equal to the monthly amortization, together with interest on the unamortized amount at an annual rate of interest (the “Interest Rate”) equal to the sum of the “prime rate” charged on business loans by Wells Fargo Bank, N.A., plus three percent (3%). Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Lessee the right to make repairs at Lessor’s expense or to terminate this Lease because of Lessor’s failure to keep the Premises in good order, condition or repair.

FIRE AND EXTENDED COVERAGE INSURANCE AND SUBROGATION

11.    Lessee shall not use, or permit the Premises, or any part thereof, to be used, for any purposes other than that for which the Premises are hereby leased and no use shall be made or permitted to be made on the Premises, nor acts done, which would cause a cancellation of any insurance policy covering the Premises, or any part thereof, nor shall Lessee sell or permit to be kept, used or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies. Lessee shall, at its sole cost and expense, comply with any and all requirements, pertaining to the Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering said building and appurtenances.

11.1    Lessee shall, at its expense, obtain and keep in force during the term of this Lease (i) a policy of commercial general liability insurance (including cross liability), with minimum coverages of Two Million and no/100ths Dollars ($2,000,000.00) per occurrence combined single limit for bodily injury and for property damage, with a Two Million and no/100ths Dollars ($2,000,000.00) general aggregate limit, with the Premises as the “location” under a per location aggregate endorsement, insuring Lessee and naming Lessor, Lessor’s Officers, Lessor’s property manager and Lessor’s lender as Additional Insureds as their interests may appear, against any liability arising out of the condition, use, occupancy or maintenance of the Premises, (ii) worker’s compensation in statutory limits, and (iii) if Lessee operates owned, leased or non-owned vehicles at the Premises, comprehensive automobile liability insurance with a minimum coverage of $1,000,000 per occurrence, combined single limit for bodily injury and property damage. Evidence of coverage must be in the form of a Certificate of Insurance accompanied by the appropriate Additional Insured endorsements. The limits of said insurance shall not limit the liability of Lessee hereunder.

11.2    Lessee shall at its expense, keep in force during the term of this Lease, a policy of fire and property damage insurance in a “special” form, insuring Lessee’s inventory, fixtures, equipment and personal property within the Premises for the full replacement value thereof. Upon execution of this Lease and annually thereafter upon renewal of such policies, Lessee shall provide Lessor with certificates of insurance, together with such endorsements as Lessor may require in its sole discretion, evidencing coverages the Lessee is required to carry pursuant to 11.1 and 11.2. The policies shall provide for thirty (30) days advance written notice of cancellation to Lessor and Lessor’s lender. The policies shall otherwise be in a form reasonably acceptable to Lessor and be issued by an insurance company licensed in the State of California and reasonably acceptable to Lessor.

11.3    Lessor shall maintain a policy of commercial general liability insurance and a policy or policies of fire and property damage insurance in a “special” form including rental interruption coverage, with, at the option of Lessor, earthquake endorsements, covering loss or damage to the Building including Lessee’s leasehold improvements installed with the written consent of Lessor, for the full replacement cost thereof.

11.4    Lessee shall pay to Lessor as additional rent, during the term hereof, upon receipt of an invoice therefore, Lessee’s pro rata share of the premiums and deductibles (provided, the deductible amount shall be amortized over the useful life of the improvement for which such insurance deductible is applicable and Lessee shall only be obligated to reimburse Lessor for the amortized portion of the deductible amount that occurs during the term of this Lease as may be extended) for any insurance obtained by Lessor pursuant to 11.3 above. Lessor may obtain such insurance for the Premises separately, or together with other property which Lessor elects to insure together under blanket policies of insurance. In such case Lessee shall be liable for only such portion of the premiums for such blanket policies as are allocable to the Premises. It is understood and agreed that Lessee’s obligation under this paragraph shall be prorated to reflect the commencement and termination dates of the Lease.

11.5    Lessee and Lessor each hereby waive any and all rights of recovery against the other, or against the officers, directors, employees, partners, agents and representatives of the other, for loss of or damage to the property of the waiving party or the property of others under its control, to the extent such loss or damage is insured against under any insurance policy carried or required to be carried by Lessor or Lessee hereunder. Each party shall notify their respective insurance carriers of this waiver.

ABANDONMENT

12.    Lessee shall not abandon the Premises at any time during the term; and if Lessee shall abandon or surrender the Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor, except such property as may be mortgaged to Lessor.

FREE FROM LIENS

13.    Lessee shall keep the Premises and the property in which the Premises are situated, free from any liens arising out of any work performed, materials furnished, or obligations incurred by Lessee.

COMPLIANCE WITH GOVERNMENTAL REGULATIONS

14.    Lessee shall, at his sole cost and expense, comply with all statutes, codes, ordinances, rules, regulations and other requirements of all Municipal, State and Federal authorities (collectively, “Laws”) now in force, or which may hereafter be in force, pertaining to the Premises, and shall faithfully observe in the use of the Premises all Municipal ordinances and State and Federal statutes now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction, or the admission of Lessee in any action or proceeding against Lessee, whether Lessor be a party thereto or not, that Lessee has violated, or that the Premises are not in compliance with, any Laws in the use of the Premises, shall be conclusive of that fact as between Lessor and Lessee. Lessee’s obligations under this paragraph 14 shall include the obligation to make, at Lessee’s sole cost, any alterations or improvements to the Premises which are required by applicable Laws, provided that (a) as to such alterations or improvements which are not required by reason of Lessee’s particular use of the Premises or by reason of other alterations or improvements being undertaken by Lessee, Lessee shall only be required to pay an allocable portion of the costs of such required alterations or improvements based on the ratio of the remaining Lease term to the useful life of such alterations or improvements, and (b) Lessee shall not be required to pay any portion of the cost of alterations or improvements which are legally required to be made as of the date of this Lease and as to which Lessor receives notice of such requirement prior to the date thirty (30) days after the date Lessor delivers possession of the Premises to Lessee.

INDEMNIFICATION OF LESSOR

15.    Neither Lessor nor Lessor’s agents, nor any shareholder, constituent partner or other owner of Lessor or any agent of Lessor nor any contractor, officer, director or employee of any thereof shall be liable to Lessee and Lessee waives all claims against Lessor and such other persons for any injury to or death of any person or for loss of use of or damage to or destruction of property in or about the Premises by or from any cause whatsoever, except to the extent caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessee agrees to indemnify and hold Lessor, Lessor’s agents, the shareholders, constituent partners and/or other owners of Lessor or any agent of Lessor, and all contractors, officers, directors and employees of any thereof (collectively, “Indemnitees”), and each of them, harmless from and to protect and defend each Indemnitee against any and all claims, demands, suits, liability, damage or loss and against all costs and expenses, including reasonable attorney’s fees incurred in connection therewith, except to the extent caused by the gross negligence or willful misconduct of such Indemnitee (a) arising out of any injury or death of any person or damage to or destruction of property occurring in, on or about the Premises, from any cause whatsoever, or (b) occurring in, on or about the Premises, when such claim, injury or damage is caused or allegedly caused in whole or in part by the act, neglect, default, or omission of any duty by Lessee, its former or current agents, contractors, employees, invitees, or subtenants, or (c) arising from any failure of Lessee to observe or perform any of its obligations hereunder. The provisions of this paragraph shall survive the termination of this Lease with respect to any claims or liability occurring prior to such termination.

ADVERTISMENTS AND SIGNS

16.    Lessee shall not place or permit to be placed, in, upon or about the Premises any unusual or extraordinary signs, or any signs not approved by the city or other governing authority. The Lessee shall not place, or permit to be placed, upon the Premises, any signs, advertisements or notices without the written consent of the Lessor first had and obtained. Any sign so placed on the Premises shall be so placed upon the understanding and agreement that Lessee shall remove same at the termination of the tenancy herein created and repair any damage or injury to the Premises caused thereby, and if not so removed by Lessee then Lessor may have same so removed at Lessee’s expense. Any sign placed without the express written consent of Lessor may be removed by Lessor at Lessee’s sole expense. Subject to the foregoing and Lessor’s approval which shall not be unreasonably withheld, Lessee shall be permitted to its pro rata share of Building and monument signage at its sole expense.

UTILITIES

17.    Lessee shall pay for all water, gas, heat, light, power, telephone service and all other service supplied to the Premises. If the Premises are not served by separate water, gas and/or electrical meters, Lessee shall pay to Lessor its share of the costs of such utilities for the entire property of which the Premises are a part, as determined by Lessor based on square footage or other equitable method.

ATTORNEY’S FEES

18.    In case suit should be brought for the possession of the Premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to prevailing party a reasonable attorney’s fee, which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

DEFAULT AND REMEDIES

19.    The occurrence of any one or more of the following events (each an “Event of Default”) shall constitute a breach of this Lease by Lessee:

(a)    Lessee fails to pay any Base Monthly Rent or additional rent under this Lease as and when it becomes due and payable and such failure continues for more than ten (10) days; or

(b)    Lessee fails to perform or breaches any other covenant of this Lease to be performed or observed by Lessee as and when performance or observance is due and such failure or breach continues for more than ten (10) days after Lessor gives written notice thereof to Lessee; provided, however, that if such failure or breach cannot reasonably be cured within such period of ten (10) days, an Event of Default shall not exist as long as Lessee commences with due diligence and dispatch the curing of such failure or breach within such period of ten (10) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach within a reasonable time; or

(c)    Lessee files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors’ relief law of any jurisdiction; makes an assignment for the benefit of its creditors; or consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Lessee or of any substantial part of Lessee’s property; or

(d)    A court or government authority enters an order, and such order is not vacated within thirty (30) days, appointing a custodian, receiver, trustee or other officer with similar powers with respect to Lessee or with respect to any substantial part of Lessee’s property; or constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors’ relief law of any jurisdiction; or ordering the dissolution, winding-up or liquidation of Lessee; or

(e)    Lessee abandons the Premises.

19.1    If an Event of Default occurs, Lessor shall have the right at any time to give a written termination notice to Lessee and, on the date specified in such notice, Lessee’s right to possession shall terminate and this Lease shall terminate. Upon such termination, Lessor shall have the right to recover from Lessee:

(i)    The worth at the time of award of all unpaid rent which had been earned at the time of termination;

(ii)    The worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessor proves could not have been reasonably avoided;

(iii)    The worth at the time of award of the amount by which all unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Lessor proves could not be reasonably avoided; and

(iv)    All other amounts necessary to compensate Lessor for all the detriment proximently caused by Lessee’s failure to perform all of Lessee’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

The “worth at the time of award” of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at the maximum annual rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the time of termination or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum. The “worth at the time of award” of the amount referred to in clause (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid rent under clauses (i), (ii) and (iii) above, the rent reserved in this Lease shall be deemed to be the total rent payable by Lessee under this Lease, including Base Monthly Rent, additional rent and all other sums payable by Lessee under this Lease.

19.2    Even though Lessee has breached this Lease, this Lease shall continue in effect for so long as Lessor does not terminate Lessee’s right to possession, and Lessor shall have all of its rights and remedies, including the right, pursuant to California Civil Code section 1951.4, to recover all rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Lessor to protect Lessor’s interest under this Lease shall not constitute a termination of Lessee’s right to possession unless written notice of termination is given by Lessor to Lessee.

19.3    The remedies provided for in this Lease are in addition to all other remedies available to Lessor at law or in equity by statute or otherwise.

19.4    If Lessee shall fail to perform any obligation or covenant pursuant to this Lease within a reasonable period of time (not to exceed 15 days) following notice from Lessor to do so, then Lessor may, at its election and without waiving any other remedy it may otherwise have under this Lease or at law, perform such obligation or covenant and Lessee shall pay to Lessor, as Additional Rent, the costs incurred by Lessor in performing such obligation or covenant.

LATE CHARGES AND INTEREST

20.    Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor’s designee within ten (10) days after such amount shall be due, Lessee shall pay to Lessor a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

If any rent or other sums due and payable under the Lease remains delinquent for a period in excess of ten (10) calendar days, then, in addition to any late charge payable, Lessee shall pay to Lessor interest on any rent that is not so paid from the date due until paid at the Interest Rate.

SURRENDER OF LEASE

21.    The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to Lessor of any or all such subleases or subtenancies.

TAXES

22.    The Lessee shall be liable for all taxes levied against personal property and trade or business fixtures. The Lessee also agrees to pay, as additional rent, during the term of this Lease and any extensions thereof all real estate taxes plus the yearly installments of any special assessments which are of record or which may become of record during the term of this Lease. Within thirty (30) days after delivery to Lessee of a tax bill or Lessor’s invoice for taxes, Lessee shall pay such taxes to the taxing authority or to Lessor, as instructed by Lessor. If Lessee fails to pay such taxes within such 30-day period, then Lessee shall pay, as additional rent, any late fees, penalties or interest assessed by the taxing authorities, plus interest on such amounts at the rate set forth in paragraph 20 above. If the Premises are a portion of a tax parcel or parcels and this Lease does not cover an entire tax parcel or parcels, the taxes and assessment installments allocated to the Premises shall be pro-rated on a square footage or other equitable basis, as calculated by the Lessor. It is understood and agreed that the Lessee’s obligation under this paragraph will be pro-rated to reflect the commencement and termination dates of this Lease.

NOTICES

23.    All notices to be given to Lessee may be given in writing personally, by commercial overnight courier or by depositing the same in the United States mail, postage prepaid, and addressed to Lessee at the said Premises, whether or not Lessee has departed from, abandoned or vacated the Premises, and any other address of Lessee set forth below. Notices given in accordance with this paragraph shall be deemed received one business day after sent by commercial overnight courier, three business days after being deposited in the United States mail, or when delivered if delivered personally. All notices to be given to Lessor may be given in writing personally or by depositing the same in the United States mail, postage prepaid, and addressed to Lessor at the following address or such other address as Lessor may, from time to time designate:

c/o Renault & Handley

625 Ellis Street, Suite 101

Mountain View, CA 94043

ENTRY BY LESSOR

24.    Subject to Lessee’s reasonable security requirements and provided such activities do not unreasonably interfere with the conduct of Lessee’s business at the Premises, Lessee shall, upon not less than one (1) business day’s oral notice (except in the case of emergency), permit Lessor and its agents to enter into and upon the Premises for the purpose of inspecting the same or for the purpose of maintaining the building in which the Premises are situated, or for the purpose of making repairs, alterations or additions to any other portion of said building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required without any rebate of rent. Except in the case of emergency, the Lessor shall take all commercially reasonable measures to schedule the repairs, alterations and additions at a time convenient to Lessee. Lessee shall permit Lessor and its agents to place upon the Premises any usual or ordinary “For Sale” sign or, at any time within one hundred twenty (120) days prior to the expiration of this Lease, to place upon the Premises any “For Lease” sign and exhibit the Premises to prospective tenants at reasonable hours.

DESTRUCTION OF PREMISES

25.    In the event of a partial destruction of the Premises during the term of this Lease from any cause covered by insurance carried, or required to be carried, by Lessor under this Lease, Lessor shall forthwith repair the same, provided such repairs can be made within one hundred eighty (180) days under the laws and regulations of State, Federal, County or Municipal authorities, but such partial destruction shall in no way annul or void this Lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Lessee in the Premises. If the cause of such repairs is not so covered by insurance or if such repairs cannot be made in one hundred eighty (180) days, Lessor may, at its option, exercised by written notice to Lessee given within thirty (30) days after the partial destruction of the Premises occurs (“Repair Election Notice”), either (a) make such repairs within a reasonable time, this Lease continuing in full force and effect and the rent to be proportionately reduced as aforesaid in this paragraph provided, or (b) terminate this Lease. In the event that Lessor elects to make such repairs even though the repairs will take more than one hundred eighty (180) days, this Lease may be terminated by Lessee by written notice to Lessor given within fifteen (15) days after delivery to Lessee of the Repair Election Notice . In respect to any partial destruction which Lessor is obligated to repair or may elect to repair under the terms of this paragraph, the provision of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by Lessee. In the event that the building in which the Premises may be situated be destroyed to the extent of not less than 33 1/3% the replacement cost thereof, Lessor may elect to terminate this Lease, whether the Premises be injured or not. A total destruction of the building in which the Premises may be situated shall terminate this Lease. In the event of any dispute between Lessor and Lessee relative to the provisions of this paragraph, they shall each select an arbitrator, the two arbitrators so selected shall select a third arbitrator and the three arbitrators so selected shall hear and determine the controversy and their decision thereon shall be final and binding upon both Lessor and Lessee, who shall bear the cost of such arbitration equally between them.

ASSIGNMENT AND SUBLETTING

26.    The Lessee shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of the Lessor. Lessor shall not unreasonably withhold its consent to a subletting or assignment. The Lessee shall, by thirty (30) days written notice, advise the Lessor of its intent to assign this Lease or sublet the Premises or any portion thereof for any part of the term hereof, which notice shall include a description of all of the material terms of such assignment or subletting, and a reasonably detailed description of the proposed assignee or sublessee and its business and financial condition. Within fifteen (15) days after receipt of Lessee’s notice, Lessor shall either give approval to Lessee to assign the Lease or sublease the portion of the Premises described in Lessee’s notice, or notify Lessee of Lessor’s disapproval. In addition, Lessor shall have the right to terminate this Lease as to the portion of the Premises described in Lessee’s notice on the date specified in Lessee’s notice. If Lessee intends to assign this Lease or sublet the entire Premises and Lessor elects to terminate this Lease, this Lease shall be terminated on the date specified in Lessee’s notice. If, however, this Lease shall terminate pursuant to the foregoing with respect to less than all the Premises, the rent, as defined and reserved hereinabove shall be adjusted on a pro rata basis to the number of square feet retained by Lessee, and this Lease as so amended shall continue in full force and effect. If the Lessor approves an assignment or subletting, the Lessee may assign or sublet immediately after receipt of the Lessor’s written approval. In the event Lessee is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Lessor, then no assignee, transferee or sublessee shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of the Lessor. In the event of any approved assignment or subletting, Lessee shall pay to the Lessor, as additional rent, fifty percent (50%) of all assignment proceeds and rents received by the Lessee from its assignee or sublessee which are in excess of the amount payable by the Lessee to the Lessor hereunder, after deducting the amount of any market rate real estate brokerage commissions paid by Lessee in connection with the assignment or subletting. Any sublessee must provide liability insurance as required under the Lease, naming Lessor and its property manager as additional insureds. A consent of Lessor to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Lessee from any of the Lessee’s obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Lessee and shall, at the option of Lessor exercised by written notice to Lessee, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Lessor, As a condition to its consent, Lessor may require Lessee to pay all expenses in connection with the assignment, and Lessor may require Lessee’s assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease.

Any dissolution, merger, consolidation, recapitalization or other reorganization of Lessee, or the sale or other transfer in the aggregate over the term of the Lease of a controlling percentage of the capital stock of Lessee (excluding transfers over a national securities exchange), or the sale or transfer of all or a substantial portion of the assets of Lessee, shall be deemed a voluntary assignment of Lessee’s interest in this Lease; provided that, a merger, consolidation, recapitalization, reorganization or sale of assets shall not require Lessor’s consent hereunder unless Lessee’s tangible net worth (determined in accordance with generally accepted accounting principles) immediately after such transaction is less than Lessee’s tangible net worth immediately prior to such transaction. The phrase “controlling percentage” means the ownership of and the right to vote stock possessing more than fifty percent of the total combined voting power of all classes of Lessee’s capital stock issued, outstanding and entitled to vote for the election of directors. If Lessee is a partnership, a withdrawal or change, voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Lessee’s interest in this Lease. In the event that, through a merger, stock sale or other transaction, Lessee becomes the subsidiary of any other entity (a “parent”), Lessor shall have the right to require that the parent guaranty all of Lessee’s obligations under the Lease pursuant to a form of guaranty reasonably satisfactory to Lessor.

CONDEMNATION

27.    If any part of the Premises shall be taken for any public or quasi-public use, under any statue or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking; but in such event Lessor shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemnor or purchaser. If all of the Premises, or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder or suitable for Lessee’s use, this Lease shall thereupon terminate. If a part or all of the Premises be taken, all compensation awarded upon such taking shall go to the Lessor and the Lessee shall have no claim thereto. Lessee may pursue a separate claim with the condemning authority for loss of goodwill and moving expenses only.

EFFECT OF CONVEYANCE

28.    The term “Lessor” as used in this Lease, means only the owner for the time being of the land and building containing the Premises, so that, in the event of any sale of said land or building, the Lessor shall be and hereby is entirely freed and relieved of all covenants and obligations of the Lessor hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, that the purchaser of the building has assumed and agreed to carry out any and all covenants and obligations of the Lessor hereunder. If any security be given by the Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of the Lessee, the Lessor shall transfer and deliver the security, as such, to the purchaser at any such sale, and thereupon the Lessor shall be discharged from any further liability in reference thereto. Upon the written request of Lessor, Lessee shall execute an estoppel certificate as may be required in connection with any such sale.

SUBORDINATION

29.    Lessee agrees that this Lease shall be subject and subordinate to any mortgage, deed of trust or other instrument of security which has been or shall be placed on the land and building or land or building of which the Premises form a part, and this subordination is hereby made effective without any further act of Lessee. The Lessee shall, at any time hereinafter, on demand, execute any instruments, releases, estoppel certificates, or other documents that may be required by any mortgagee, mortgagor, or trustor or beneficiary under any deed of trust for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage, deed of trust or other instrument of security, and the failure of the Lessee to execute any such instruments, releases or documents, shall constitute a default hereunder. Notwithstanding Lessee’s obligations, and the subordination of the Lease, under this paragraph 29, no mortgagee, trustee or beneficiary under any deed of trust or other instrument of security which may be placed on the Premises shall have the right to terminate the Lease or disturb Lessee’s occupancy thereunder so long as no Event of Default has occurred and is continuing under this Lease. If requested by Lessor, Lessee shall promptly provide Lessor with the most recent annual financial statements of Lessee or, if financial statements of Lessee are not available, then financial statements of Lessee’s parent corporation or other parent entity.

WAIVER

30.    The waiver by a party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition therein contained. All waivers must be in writing. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such rent.

HOLDING OVER

31.    Any holding over after the expiration or other termination of the term of this Lease with the written consent of Lessor, shall be construed to be a tenancy from month-to-month, at a rental to be negotiated by Lessor and Lessee prior to the expiration of said term, and shall otherwise be on the terms and conditions herein specified, so far as applicable. Any holding over after the expiration or other termination of the term of this Lease without the written consent of Lessor shall be construed to be a tenancy at sufferance on all the terms set forth herein, except that the Base Monthly Rent shall be an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent payable by Lessee immediately prior to such holding over, or the fair market rent for the Premises as of such date, whichever is greater.

SUCCESSORS AND ASSIGNS

32.    The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

TIME

33.    Time is of the essence of this Lease.

MARGINAL CAPTIONS; COMPLETE AGREEMENT; AMENDMENT

34.    The marginal headings or titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof. This instrument is the complete and integrated agreement between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

ENVIRONMENTAL OBLIGATIONS

35.    Lessee’s obligations under this paragraph 35 shall survive the expiration or termination of this Lease.

35.1    As used herein, the term “Hazardous Materials” shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of “hazardous substances, “ “hazardous materials,” “hazardous waste,” “hazardous chemical substance or mixture,” “imminently hazardous chemical substance or mixture,” “toxic substances,” “hazardous air pollutant,” “toxic pollutant,” or “solid waste” in the (a) Comprehensive Environmental Response, Compensation and Liability Act of 1990 (“CERCLA” or “Superfund”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), 42 U.S.C. § 9601 et seq., (b) Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. § 6901 et seq., (c) Federal Water Pollution Control Act (“FSPCA”), 33 U.S.C. § 1251 et seq., (d) Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq., (e) Toxic Substances Control Act (“TSCA”), 14 U.S.C. § 2601 et seq., (f) Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., (g) Carpenter-Presley-Tanner Hazardous Substance Account Act (“California Superfund”), Cal. Health & Safety Code § 25300 et seq., (h) California Hazardous Waste Control Act, Cal. Health & Safety code § 25100 et seq., (i) Porter-Cologne Water Quality Control Act (“Porter-Cologne Act”), Cal. Water Code § 13000 et seq., (j) Hazardous Waste Disposal Land Use Law, Cal. Health & Safety codes § 25220 et seq., (k) Safe Drinking Water and Toxic Enforcement Act of 1986 (“Proposition 65”), Cal. Health & Safety code § 25249.5 et seq., (1) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety code § 25280 et seq., (m) Air Resources Law, Cal. Health & Safety Code § 39000 et seq., and (n) regulations promulgated pursuant to said laws or any replacement thereof, or as similar terms are defined in the federal, state and local laws, statutes, regulations, orders or rules. The term “Hazardous Materials” shall also mean any and all other biohazardous wastes and substances, materials and wastes which are, or in the future become, regulated under applicable Laws for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision. The term “Hazardous Materials” shall include, without limitations, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or franctions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and (viii) materials and wastes that are harmful to or may threaten human health, ecology or the environment.

35.2    Notwithstanding anything to the contrary in this Lease, Lessee, at its sole cost, shall comply with all Laws relating to the storage, use and disposal of Hazardous Materials; provided, however, that Lessee shall not be responsible for contamination of the Premises by Hazardous Materials existing as of the date the Premises are delivered to Lessee, unless caused by Lessee. Lessee shall not store, use or dispose of any Hazardous Materials except for those Hazardous Materials (“Permitted Materials”) which are (a) listed in a Hazardous Materials management plan (“HMMP”) which Lessee shall submit to appropriate government authorities as and when required under applicable Laws, and (b) are either normal quantities of ordinary office supplies or are approved in writing by Lessor. Lessee may use, store and dispose of Permitted Materials provided that (i) such Permitted Materials are used, stored, transported, and disposed of in strict compliance with applicable Laws, and (ii) such Permitted Materials shall be limited to the materials listed on and may be used only in the quantities specified in the HMMP. In no event shall Lessee cause or permit to be discharged into the plumbing or sewage system of the Premises or onto the land underlying or adjacent to the Premises any Hazardous Materials. If the presence of Hazardous Materials on the Premises caused or permitted by Lessee results in contamination or deterioration of water or soil, then Lessee shall promptly take any and all action necessary to clean up such contamination, but the foregoing shall in no event be deemed to constitute permission by Lessor to allow the presence of such Hazardous Materials.

35.3    Lessee shall immediately notify Lessor in writing of:

(a)    Any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed or threatened against Lessee related to any Hazardous Materials;

(b)    Any claim made or threatened by any person against Lessee or the Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and,

(c)    Any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, discharged at, or removed from the Premises, including any complaints, notices, warnings or asserted violations in connection therewith.

Lessee shall also supply to Lessor as promptly as possible, and in any event within five (5) business days after Lessee first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations related in any way to the existence of Hazardous Materials at, in, under or about the Premises or Lessee’s use thereof. Lessee shall, upon Lessor’s request, promptly deliver to Lessor copies of any documents or information relating to the use, storage or disposal of Hazardous Material on or from the Premises.

35.4    Upon termination or expiration of the Lease, Lessee at its sole expense shall cause all Hazardous Materials placed in or about the Premises, by Lessee, its agents, contractors, or invitees, and all installations (whether interior or exterior) made by or on behalf of Lessee relating to the storage, use, disposal or transportation of Hazardous Materials to be removed from the property and transported for use, storage or disposal in accordance and compliance with all Laws and other requirements respecting Hazardous Materials used or permitted to be used by Lessee. If required by law, codes or regulations, Lessee shall apply for and shall obtain from all appropriate regulatory authorities (including any applicable fire department or regional water quality control board) all permits approvals and clearances necessary for the closure of the Premises and shall take all other actions as may be required to complete the closure of the Premises. In addition, if Lessor has reasonable grounds to believe that Lessee has breached its obligations under Section 35.2 or that Hazardous Materials have been spilled or released on or about the Premises during the term of this Lease, then Lessor may require that, prior to vacating the Premises, Lessee shall undertake and submit to Lessor an environmental site assessment from an environmental consulting company reasonably acceptable to Lessor.

35.5    At any time prior to expiration of the Lease term, subject to reasonable prior notice (not less than forty-eight (48) hours) and Lessee’s reasonable security requirements and provided such activities do not unreasonably interfere with the conduct of Lessee’s business at the leased Premises, Lessor shall have the right to enter in and upon the Premises in order to conduct appropriate tests of water and soil to determine whether levels of any Hazardous Materials in excess of legally permissible levels has occurred as a result of Lessee’s use thereof. Lessor shall furnish copies of all such test results and reports to Lessee and, at Lessee’s option and cost, shall permit split sampling for testing and analysis by Lessee. Such testing shall be at Lessee’s expense if Lessor has a reasonable basis for suspecting and confirms the presence of Hazardous Materials in the soil or surface or ground water in, on, under, or about the Premises, which has been caused by or resulted from the activities of Lessee, its agents, contractors, or invitees.

35.6    Lessor may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage. Lessee shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Lessee agrees at all times to cooperate fully with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment.

35.7    Lessee shall indemnify, defend by counsel reasonably acceptable to Lessor, protect and hold Lessor and each of Lessor’s partners, employees, agents, attorney’s, successors, and assignees, free and harmless from and against any and all claims, damages, liabilities, penalties, forfeitures, losses or expenses (including reasonable attorney’s fees) or death of or injury to any person or damage to any property whatsoever arising from or caused in whole or in part, directly or indirectly by (A) the presence in, or under or about the Premises or discharge in or from the Premises of any Hazardous

Materials caused by Lessee, its agents, employees, invitees, contractors, assignees, or Lessee’s use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the leased Premises, or (B) Lessee’s failure to comply with any Hazardous Materials Law. Lessee’s obligations hereunder shall include, without limitation, whether foreseeable or unforeseeable, all costs, of any required or necessary repair, cleanup or detoxification or decontamination of the Premises, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of the term of this Lease. For purposes of indemnity provision hereof, any actions or omissions of Lessee or by employees, agents, assignees, contractors or subcontractors of Lessee or others acting for or on behalf of Lessee (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Lessee.

FURNITURE

36.    During the term of the Lease as may be extended, Lessee shall have the use of the existing furniture and lab benches owned by Lessor and located within the Premises. Said usage shall be at no additional charge and without warranty.

EARLY POSSESSION

37.    Upon full execution of this Lease, Lessor’s receipt of Base Monthly Rent for May, 2013, the security deposit, and Lessee’s Certificate of Insurance evidencing Lessee’s required insurance coverage under the Lease, including the requisite additional insured endorsements, Lessor shall grant early occupancy of the Premises prior to Lease Commencement on all the terms and conditions of this Lease, excepting the payment of Base Monthly Rent or additional rent for the purpose of Lessee constructing its tenant improvements and installing equipment, materials, or other equipment necessary for the conduct of Lessee’s business (the “Early Occupancy Period”), provided, however, during the Early Occupancy Period, Lessee shall be responsible to pay for its utilities expenses. Lessee’s responsibility for all other operating expenses shall commence upon Lease Commencement.

TENANT IMPROVEMENTS

38.    Lessee shall engage a licensed general contractor to design and construct its tenant improvements, subject to the provisions of paragraphs 7 and 9 hereof, including obtaining Lessor’s consent to the final plans, which consent shall not be unreasonably withheld (“Tenant Improvements”). Lessee may use and upgrade the existing clean room, CDA compressor and furniture at no additional charge during the Lease term. Lessor shall provide Lessee a tenant improvement allowance of up to Thirty Thousand and No/100ths Dollars ($30,000.00) toward the construction of its tenant improvements (the “Tenant Improvement Allowance”), provided, however, Lessee shall be solely responsible for the cost of its Tenant Improvements which are in excess of the Tenant Improvement Allowance. Lessor shall reimburse Lessee the Tenant Improvement Allowance upon 1) Lessee’s completion of the Tenant Improvements, 2) Lessor’s receipt of paid invoices and unconditional waivers and releases from the Lessee’s general contractor and any subcontractors who have filed preliminary lien notices against the property and 3) Lessee’s occupancy of the Premises for the purpose of conducting business.

OPTION TO EXTEND

30.    Provided that at the time of exercise, (a) no Event of Default has occurred and is continuing, and (b) no more than two (2) Events of Default have occurred during the Term of this Lease, Lessee shall have one (1) option to extend the term of this Lease (“Option to Extend”) for a period of five (5) years, commencing April 1, 2018 (“Option Period”) on all the same terms and conditions of the Lease excepting the Base Monthly Rent which shall be at ninety-five percent (95%) of the then-current fair market rental value for the Premises as improved (“FMV”). In no event however, shall the Base Monthly Rent for the Option Period be less than that being paid for the month most immediately preceding the Option Period without the consent of the Lessor. In establishing the fair market rental value for the Premises, the parties shall consider only direct leases for comparable R&D space in Palo Alto occurring during the year most immediately preceding Lessee’s written notice of exercise of the Option to Extend. Considerations in establishing comparability of recently leased spaces shall include the date of the lease, age and quality of the building and interior improvements, parking ratio, and relative proximity to the Premises.

Lessee may exercise its Option to Extend by giving written notice to Lessor of its intent to do so not less than six (6) months nor more than nine (9) months prior to the Option Period. Lessee’s exercise of option shall be irrevocable. Lessor and Lessee shall negotiate FMV within thirty (30) days following Lessee’s written notice as set forth above. In the event Lessor and Lessee cannot agree upon FMV within the thirty-day period set forth above, then each party shall within five (5) days, select a licensed commercial real estate broker who is active in industrial and R&D space rentals in Palo Alto and the two brokers so appointed shall meet within twenty-one (21) days of their appointment to make a determination of FMV, taking into account the considerations set forth above. The determination of the brokers as set forth herein shall be binding upon the parties. If the two brokers so appointed cannot reach agreement within five (5) days of their initial meeting, then the two shall immediately thereafter appoint a third broker with the same qualifications and within twenty-one (21) days of the third broker’s appointment, all shall meet to make a determination of FMV. If agreement cannot be reached, then the two closest appraisals shall be averaged, and such figure shall become the Base Monthly Rent for the Option Period and be binding on both parties. Each party shall pay the fee of their respective broker and both parties shall share the cost of the third broker if necessary.

THIS LEASE HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY WHO WILL REVIEW THE DOCUMENT AND ASSIST YOU TO DETERMINE WHETHER YOUR LEGAL RIGHTS ARE ADEQUATELY PROTECTED. RENAULT & HANDLEY IS NOT AUTHORIZED TO GIVE LEGAL AND TAX ADVICE. NO REPRESENTATION OR RECOMMENDATION IS MADE BY RENAULT & HANDLEY OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL

SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR ANY TRANSACTION RELATING THERETO. THESE ARE QUESTIONS FOR YOUR ATTORNEY WITH WHOM YOU SHOULD CONSULT BEFORE SIGNING THIS DOCUMENT.

IN WITNESS WHEREOF, Lessor and Lessee have executed these presents, the day and year first above written.

LESSOR:	LESSEE:

Embarcadero Joint Venture,	D-Wave Systems Inc., a
a California general partner-	Canadian corporation
ship by Handley Management
Corporation, its Managing
General Partner
/s/ Milla Handley	/s/ Vern J. Brownell
Milla Handley, Vice President	Vern J. Brownell, President

Addendum to Triple Net Lease

dated as of January, 2013 (“Lease”)

by and between D-Wave Systems Inc., a Canadian corporation (“Lessee”) and

Embarcadero Joint Venture, a California general partnership (“Lessor”) for

Premises located at 2650 East Bayshore Road, Palo Alto, California.

This Addendum is attached to and made a part of the Lease and all terms and conditions of this Addendum are hereby incorporated into the Lease by this reference. All capitalized terms used and not defined in this Addendum shall have the meanings given them in the Lease. In the event of a conflict between the terms of the Lease and the terms of this Addendum, the terms and conditions of this Addendum shall control. Paragraph numbers set forth in this Addendum corresponding to the Paragraph numbers of the Lease to the extent applicable.

Exclusions to Common Area Operating Expenses. Common Area Operating Expenses shall not include (1) any real estate brokerage commissions or other costs incurred in procuring tenants, or any fee in lieu of commissions; (2) ground lease payments (if any); (3) costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building or any law, code, regulation, ordinance or the like that would not have been incurred but for such violation; (4) Landlord’s general corporate overhead; (5) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord (other than in the parking facility for the Building); (6) bad debt expenses and interest, principal, points and fees on debts or amortization on any ground lease, mortgage or mortgages or any other debt instrument encumbering the Building (including the real property on which the Building is situated); (7) marketing costs, including leasing commissions and attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building; (8) costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants’ or occupants’ improvements made for tenants or other occupants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants in the Building ; (9) depreciation, amortization (except as otherwise provided in this Lease) and interest payments, except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life; (10) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Building, without charge; (11) costs (including in connection therewith all attorneys’ fees and costs of settlement, judgments and/or payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations pertaining to another tenant of the Building; (12) costs incurred in connection with the original construction or any future expansion of the Building or Project; (13) costs incurred to comply with laws relating to the removal of Hazardous Substances existing at the Building as of the Commencement Date and not caused by Lessee, or to remove, remedy, treat or contain any Hazardous Substances existing at the Building as of the Commencement Date and not caused by Lessee; (14) travel expenses; and (15) art work.

Exclusions from Real Property Taxes. Notwithstanding the foregoing, “Real Property Taxes” shall not include (i) Lessor’s general income taxes, inheritance, estate, succession, transfer, gift, franchise, or capital stock tax, or (ii) any Taxes for any time prior to the Commencement Date or after the expiration date of this Lease.

Leasing Commissions. Lessor shall pay a real estate leasing commission to Lessee’s Broker and Lessor’s Broker. Said commission schedule shall be paid with respect to the initial Term of the Lease only under a 6%, 6%, 6%, 5%, 4% commission rate schedule, split 50/50 between Lessee’s Broker and Lessor’s Broker. The commissions shall be paid 50% upon full execution of this Lease and 50% upon the Commencement Date.